Exhibit 99.1




                                  NEWS RELEASE

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                    CONTACT:         Investors:
                                                     Stephen C. Forsyth
                                                     (203) 969-0666 ext. 425
                                                     stephen.forsyth@hexcel.com

                                                     Media:
                                                     Michael Bacal
                                                     (203) 969-0666 ext. 426
                                                     michael.bacal@hexcel.com


             HEXCEL REPORTS 1999 FOURTH QUARTER AND YEAR-END RESULTS

    1999 Net Income, Adjusted to Exclude Business Consolidation Expenses and
     Non-recurring Write-downs, is $9.6 million or $0.26 per Diluted Share.

      Free Cash Flow of $33.6 million is Generated in the Fourth Quarter;
                  1999 Reduction in Debt Totals $86.8 million.


   ---------------------------------------------------------------------------------------------------------------------
                                         QUARTER ENDED DECEMBER 31,                    YEAR ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                                                                                   Pro Forma
   (IN MILLIONS, EXCEPT PER SHARE DATA)        1999             1998              1999           1998 (d)      1998
   ---------------------------------------------------------------------------------------------------------------------
   Net sales                               $  268.6         $   303.5      $  1,151.5       $ 1,234.8      $  1,089.0
   Gross margin %                              20.1%             23.8%           21.1%           24.7%           24.9%
   Adjusted operating income % (a)              6.1%              9.7%            7.7%           11.9%           11.9%
   Adjusted EBITDA (b)                     $   30.7         $    46.1      $    150.4       $   208.4      $    177.2
   Business acquisition and
     consolidation expenses                $    2.3         $    12.0      $     20.1       $    12.7      $     12.7
   Net income (loss)                       $   (2.7)        $     1.9      $    (23.3)      $    49.5      $     50.4
   Adjusted net income (loss)  (c)         $   (1.2)        $     9.5      $      9.6       $    57.6      $     59.2
   ---------------------------------------------------------------------------------------------------------------------

   Diluted net income (loss) per share     $   (0.07)       $    0.05      $    (0.64)      $    1.22      $     1.24
   Adjusted diluted net income (loss)
      per share (c)                        $   (0.03)       $    0.25      $     0.26       $    1.40      $     1.43
   ---------------------------------------------------------------------------------------------------------------------

(a)  Excludes business acquisition and consolidation ("BA&C") expenses.
(b) Excludes BA&C expenses, interest, taxes, depreciation, amortization, and equity in income (loss) and write-down of an investment in affiliated companies.
(c) Excludes BA&C expenses and other acquisition related costs, net of applicable tax benefits, and a write-down of an investment in an affiliated company.
(d) Pro forma results give effect to the September 1998 acquisition of Clark-Schwebel as if the transaction had occurred at the beginning of 1998.

STAMFORD, CT, January 19, 2000 - Hexcel Corporation (NYSE/PCX: HXL) today reported a net loss for the fourth quarter of 1999 of $2.7 million, or $0.07 per diluted share, compared with net income of $1.9 million, or $0.05 per diluted share, for the fourth quarter of 1998. Excluding pre-tax business acquisition and consolidation expenses of $2.3 million, the adjusted net loss for the fourth quarter of 1999 was $1.2 million, or $0.03 per diluted share. This compares to adjusted net income of $9.5 million or $0.25 per diluted share for the same period in 1998. Adjusted EBITDA for the 1999 fourth quarter was $30.7 million, compared with $46.1 million a year ago. Hexcel generated free cash flow (measured as the change in debt net of cash) of $33.6 million in the fourth quarter of 1999 and $86.8 million for the year, largely as a result of improved working capital management and the company's lean enterprise initiatives. This has enabled the company to repay a corresponding amount of debt, consistent with the debt reduction target reported at the beginning of 1999.

For the year, the net loss was $23.3 million or $0.64 per diluted share, compared with net income of $49.5 million or $1.22 per diluted share for 1998 on a pro forma basis, giving effect to the Clark-Schwebel acquisition as if it had occurred at the beginning of 1998. Excluding pre-tax business acquisition and consolidation expenses of $20.1 million and a non-recurring $20.0 million non-cash charge to write-down a joint venture investment, 1999 adjusted net income was $9.6 million, or $0.26 per diluted share. This compares to pro forma adjusted net income of $57.6 million or $1.40 per diluted share for 1998. Adjusted EBITDA for 1999 was $150.4 million, compared with $208.4 million on a pro forma basis for 1998.

Revenue Trends
Net sales for the fourth quarter of 1999 declined by 11% compared to the fourth quarter of 1998. For the year, 1999 net sales declined by 7% relative to 1998 pro forma results. These reductions, which were concentrated in the company's commercial aerospace segment, reflect the impact of:
o Declining aircraft production rates by The Boeing Company in anticipation of lower aircraft deliveries in 2000. Hexcel delivers product into the Boeing supply chain on average about six months prior to aircraft delivery. Boeing delivered 620 aircraft in 1999, but has publicly announced that it expects to deliver about 480 aircraft in 2000.
o Inventory adjustments in excess of build rate changes by aerospace customers in the US, Europe and certain export markets, in connection with their efforts to improve working capital and reduce manufacturing cycle times. Although Boeing and some of the company's other customers have indicated that they do not anticipate further inventory adjustments in excess of build rate changes, the impact from customers seeking to reduce inventories as they improve production cycle times and productivity will continue in 2000.
o Price reductions in early 1999 for certain aerospace products and electronics fabrics, in response to market conditions.
o Significant increases in the installed capacity of the carbon fiber industry, which have made it difficult for the company to sell its own excess carbon fiber capacity. This factor is expected to continue to limit the growth in sales volumes and prices of the company's carbon fibers in 2000.

Partially offsetting these negative factors were increased sales of aircraft interior products and services, improved unit demand for fabrics used in electronics and ballistic applications, especially in the second half of the year, and continued growth in the use of composite materials for select industrial applications. More specifically, the company benefited from:

o A moderate increase in unit sales volumes to the electronics market, driven by increased demand for lightweight fabrics used in the manufacture of multi-layer printed circuit boards. The company anticipates that the demand for lightweight glass fabrics will continue to grow in 2000 and beyond, fueled by the growth of electronic infrastructure for the internet and consumer demand for personal electronics devices.
o Increased sales of aramid and specialty fabrics for ballistics applications, in response to increased demand for lightweight protective vests by police forces and the US military.
o Growth in the sales of composite materials for wind energy applications, which nearly doubled from 1998 to 1999, and are expected to continue to grow in 2000.
o Increased sales of composite materials to the automotive industry, reflecting the company's development of new product applications for automotive customers.

Gross Margin and Adjusted Operating Income
Gross margin for the fourth quarter of 1999 was $54.0 million or 20.1% of sales, compared with $72.1 million or 23.8% of sales in the same quarter of 1998. For the full year, 1999 gross margin was $242.5 million or 21.1% of sales, while the comparable pro forma figures for 1998 were $305.3 million and 24.7% of sales. The primary factors underlying both the fourth quarter and full year declines in gross margin were the reductions in sales volumes and prices discussed above and the associated reduction in the absorption of fixed factory costs. These factors were partially mitigated by reductions in labor and overhead costs, as well as negotiated reductions in the prices of certain raw materials.

Adjusted operating income for the 1999 fourth quarter was $13.1 million lower than for the 1998 quarter, and adjusted operating income for the year was $58.2 million lower than the comparable 1998 pro forma results. The impact of lower gross margins was partially offset by reductions in selling, general and administrative expenses resulting from personnel reductions and the reorganization of certain selling and administrative functions in connection with previously announced business consolidation initiatives.

Chairman's Comments
Commenting on Hexcel's fourth quarter and 1999 results, Mr. John J. Lee, Chairman and CEO said, "As anticipated, commercial aerospace revenues declined below 1998 levels, as the impact of Boeing's planned reduction in aircraft deliveries reduced demand across their supply chain. This reduction was amplified by the efforts of many of our customers, including Boeing, to lower their inventory levels and move toward shorter manufacturing cycle times. Although our customers will continue to seek such improvements in 2000, it appears that demand for commercial aerospace products has begun to stabilize. Airbus Industrie has projected a modest increase in aircraft deliveries in 2000, and Boeing has indicated that it may be able to sustain production at the current rate of 480 aircraft per year. In addition, increased demand for regional and business aircraft are creating new opportunities for Hexcel."

Mr. Lee continued, "1999 results also suffered from weak pricing for electronics fabrics. However, during the second half of the year, demand for electronics fabrics improved, and additional volume growth is expected in 2000."

"At the same time," Mr. Lee noted, "we reduced our workforce by 811 people in 1999, including 208 in the fourth quarter. As a result, the total reduction in labor and overhead costs during 1999 was approximately $25 million, and the estimated annualized benefit of these actions is in excess of $35 million. Cost reductions and productivity improvements will continue to drive performance improvements in 2000. As the year progresses, we will continue to benefit from the actions taken in 1999 and start to accrue the benefits of the new business consolidation program announced this past September, which is scheduled to be completed by mid 2001."

"In terms of our balance sheet, we have done an excellent job of reducing our working capital requirements and controlling capital expenditures. As a result, the company generated $110.8 million in cash for debt reduction since September 1998, excluding the final installment on the Clark-Schwebel transaction in December 1998 ($19.0 million) and the cost of issuing our senior subordinated notes in January 1999 ($9.5 million). This exceeds our goal of generating $100 million in free cash flow for the five quarter period ended December 31, 1999. Although it is unrealistic to expect free cash flow of this magnitude in 2000, our lean enterprise initiatives are expected to generate ongoing incremental improvements in our use of both working capital and capital assets."

"In December, we announced that we had engaged Credit Suisse First Boston to assist the company in a review of the strategic alternatives for its Engineered Products business, including a possible sale. The review, which is ongoing, is part of our ongoing efforts to build the optimal business portfolio for Hexcel as the world's leading advanced structural materials company."

Mr. Lee concluded: "Looking forward to 2000, we expect less volatility in customer demand and to continue to realize the benefit of our cost reduction actions. We anticipate that quarterly EBITDA will start to trend up from the depressed levels seen in the third and fourth quarter of 1999. This trend should result in Adjusted EBITDA for the full year of 2000 being comparable to that earned in 1999. Capital expenditures for the year will be less than $40 million.

We remain focused on generating cash to repay debt. Due to the timing of some of our expenditures, we expect to use cash in the first quarter, but then anticipate generating cash over the balance of the year. Our focus in 2000 on cost reduction and productivity will position the company to benefit in 2001 from the anticipated growth in revenue as military aircraft programs ramp up, the demand from electrical markets continues to grow, and the continued economic recovery in Asia prompts increases in wide-body commercial aircraft production."
                                      * * *
Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial and recreation applications.


--------------------------------------------------------------------------------
                    Disclaimer on Forward Looking Statements
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
This press release contains statements that are forward looking, including statements relating to market conditions (including commercial aircraft build rates, military aircraft build rates, demand for electronics, competition and industry capacity), sales volumes, sales prices, customer inventory reductions, cost reductions, production efficiencies, productivity improvements, lean enterprise initiatives, business consolidation activities, cash flows, Adjusted EBITDA, capital expenditures and the plans to review the strategic alternatives for the engineered products business. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, particularly in Asia, increased competition, product mix, inability to re-qualify manufacturing sites or products, and currency exchange rate changes. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.
--------------------------------------------------------------------------------


HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------------------------------------------------
                                                                              UNAUDITED
                                                ----------------------------------------------------------------------
                                                QUARTER ENDED DECEMBER 31,           YEAR ENDED DECEMBER 31,
                                                ----------------------------------------------------------------------
                                                                                                   Pro Forma
(IN MILLIONS, EXCEPT  PER SHARE DATA)                  1999        1998            1999         1998         1998
----------------------------------------------------------------------------------------------------------------------
Net sales                                          $  268.6     $   303.5    $   1,151.5      $1,234.8     $1,089.0
Cost of sales                                         214.6         231.4          909.0         929.5        817.7
----------------------------------------------------------------------------------------------------------------------
  Gross margin                                         54.0          72.1          242.5         305.3        271.3

Selling, general and administrative expenses           31.3          35.8          128.7         132.8        117.9
Research and technology expenses                        6.2           6.7           24.8          25.3         23.7
Business acquisition and consolidation expenses         2.3          12.0           20.1          12.7         12.7
----------------------------------------------------------------------------------------------------------------------
  Operating income                                     14.2          17.6           68.9         134.5        117.0
Interest expense                                       18.0          15.5           73.9          64.6         38.7
----------------------------------------------------------------------------------------------------------------------
  Income (loss) before income taxes                    (3.8)          2.1           (5.0)         69.9         78.3
Recovery of (provision for) income taxes                1.3          (0.7)           1.7         (25.3)       (28.4)
Equity in income (loss) and write-down of an
   investment in affiliated companies                  (0.2)          0.5          (20.0)          4.9          0.5
----------------------------------------------------------------------------------------------------------------------
  Net income (loss)                                $   (2.7)   $      1.9    $    (23.3)     $    49.5    $    50.4
----------------------------------------------------------------------------------------------------------------------

Net income (loss) per share:
  Basic                                            $  (0.07)   $     0.05    $    (0.64)      $   1.35     $   1.38
  Diluted                                             (0.07)         0.05         (0.64)          1.22         1.24
   Diluted, excluding goodwill amortization           (0.01)         0.11         (0.40)          1.40         1.34

Weighted average shares:
  Basic                                                36.5          36.3          36.4           36.7         36.7
  Diluted                                              36.5          36.8          36.4           45.7         45.7
----------------------------------------------------------------------------------------------------------------------


The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the 1999 computations of net loss per diluted share, as they were antidilutive.


HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
---------------------------------------- ---------------------------------------------------------------------------
                                                                         UNAUDITED
                                         -------------- ---------------- --------------- --------------- ------------
                                          COMMERCIAL        SPACE &                       INDUSTRIAL &
(IN MILLIONS)                              AEROSPACE        DEFENSE       ELECTRONICS      RECREATION      TOTAL
---------------------------------------- -------------- ---------------- --------------- --------------- ------------
FOURTH QUARTER 1999 NET SALES

Reinforcement products                     $   10.9       $      3.0        $    41.3      $    25.3     $     80.5
Composite materials                            85.6             19.7                -           30.5          135.8
Engineered products                            49.5              2.8                -              -           52.3
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------
  Total                                    $  146.0       $     25.5        $    41.3      $    55.8     $    268.6
                                                55%               9%              15%            21%           100%
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------

FOURTH QUARTER 1998 NET SALES
Reinforcement products                     $   14.5       $      4.8        $    45.2      $    22.9     $     87.4
Composite materials                           110.3             25.0                -           27.6          162.9
Engineered products                            49.7              3.5                -              -           53.2
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------
  Total                                    $  174.5       $     33.3        $    45.2      $    50.5     $    303.5
                                                57%              11%              15%            17%           100%
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------

THIRD QUARTER 1999 NET SALES
Reinforcement products                     $   12.3       $      4.2        $    40.6      $    24.2     $     81.3
Composite materials                            81.2             25.7                -           27.7          134.6
Engineered products                            54.7              3.5                -              -           58.2
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------
  Total                                    $  148.2       $     33.4        $    40.6      $    51.9     $    274.1
                                                54%              12%              15%            19%           100%
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------

1999 NET SALES
Reinforcement products                     $   52.0       $     18.2        $   166.4      $    94.3     $    330.9
Composite materials                           387.9            101.0                -          117.0          605.9
Engineered products                           201.7             13.0                -              -          214.7
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------
  Total                                    $  641.6       $    132.2        $   166.4      $   211.3     $  1,151.5
                                                57%              11%              14%            18%           100%
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------

1998 PRO FORMA NET SALES
Reinforcement products                     $   61.6       $     26.4        $   179.3      $   103.3     $    370.6
Composite materials                            450.6           104.0                -          103.4          658.0
Engineered products                            195.0            11.2                -              -          206.2
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------
  Total                                    $   707.2      $    141.6        $   179.3      $   206.7     $  1,234.8
                                                57%              11%              15%            17%           100%
---------------------------------------- ----- -------- ----- ---------- ------ -------- ---- --------- -- ----------

HEXCEL CORPORATION AND SUBSIDIARIES
SEGMENT DATA
--------------------------------------------------------------------------------------------------------------------
                                                                        UNAUDITED
                                      ------------------------------------------------------------------------------
                                       REINFORCEMENT       COMPOSITE      ENGINEERED     CORPORATE
(IN MILLIONS)                            PRODUCTS          MATERIALS       PRODUCTS      & OTHER 1       TOTAL
------------------------------------- ----------------- --------------- -------------- ------------- ---------------
FOURTH QUARTER 1999
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   80.5         $  135.8     $     52.3     $       -       $  268.6
  Intersegment sales                          23.3              2.3              -             -           25.6
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              103.8            138.1           52.3             -          294.2

  Adjusted EBIT 2                              6.0             12.1            6.9          (8.5)          16.5
  Depreciation and amortization                7.8              4.9            0.8           0.7           14.2
  BA&C expenses                                0.4              1.5              -           0.4            2.3
  Capital expenditures                         3.6              4.3            0.7           0.3            8.9
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
FOURTH QUARTER 1998
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   87.4         $  162.9     $     53.2      $      -       $  303.5
  Intersegment sales                          29.6              2.5              -             -           32.1
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              117.0            165.4           53.2             -          335.6

  Adjusted EBIT                               14.7             18.5            4.8          (8.5)          29.5
  Depreciation and amortization               10.6              4.2            1.0           0.8           16.6
  BA&C expenses                                1.7              3.1            5.5           1.7           12.0
  Capital expenditures                         9.9              9.9            4.7           0.4           24.9
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
THIRD QUARTER 1999
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   81.3         $  134.6     $     58.2     $       -       $  274.1
  Intersegment sales                          24.9              2.1              -             -           27.0
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              106.2            136.7           58.2             -          301.1

  Adjusted EBIT                                6.3             12.0            6.4          (8.4)          16.3
  Depreciation and amortization                8.9              5.1            0.9           0.8           15.7
  BA&C expenses                                3.5              8.2            1.3           0.6           13.6
  Write-down of an investment in an
   affiliated company                         20.0                -              -             -           20.0
  Capital expenditures                         3.0              4.2            1.5             -            8.7
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
1999
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $  330.9         $  605.9     $    214.7     $       -      $ 1,151.5
  Intersegment sales                         111.0              9.0              -             -          120.0
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              441.9            614.9          214.7             -        1,271.5

  Adjusted EBIT                               33.7             68.0           22.4         (35.0)          89.1
  Depreciation and amortization               34.4             20.3            3.5           3.1           61.3
  BA&C expenses                                6.7              9.7            1.6           2.1           20.1
  Write-down of an investment in an
   affiliated company                         20.0                -              -             -           20.0
  Capital expenditures                        14.0             16.1            5.0           0.5           35.6
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
PRO FORMA 1998
---------------------------------------- -- ----------- ---  ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $  370.6         $  658.0     $    206.2     $       -      $ 1,234.8
  Intersegment sales                         130.3             11.8              -             -          142.1
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              500.9            669.8          206.2             -         1,376.9

  Adjusted EBIT                               74.9             82.7           20.5         (30.9)         147.2
  Depreciation and amortization               37.3             17.5            3.3           3.1           61.2
  BA&C expenses                                1.6              3.2            5.5           2.4           12.7
  Capital expenditures                        24.7             33.3            9.2           2.9           70.1
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------

--------

1 The company does not allocate corporate expenses to its business segments.
2 Consists  of  earnings  before  interest,   taxes,  business  acquisition  and
  consolidation ("BA&C") expenses, and equity in income (loss) and write-down of an investment in affiliated companies.


HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------------
                                                                            UNAUDITED
                                                                        --------------------------------------------
                                                                            DECEMBER 31,            December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                            1999                    1998
--------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                 $       0.2            $       7.5
   Accounts receivable                                                            158.6                  188.4
   Inventories                                                                    153.7                  213.2
   Prepaid expenses and other assets                                                5.1                   10.1
   Deferred tax asset                                                              10.2                   19.8
--------------------------------------------------------------------------------------------------------------------
   Total current assets                                                           327.8                  439.0

Property, plant and equipment                                                     614.5                  628.5
Less accumulated depreciation                                                    (222.4)                (195.9)
--------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                               392.1                  432.6

Goodwill and other purchased intangibles, net of accumulated
   amortization of $24.9 in 1999 and $11.7 in 1998                                411.2                  425.4
Investment in affiliated companies and other assets                               130.8                  107.2
--------------------------------------------------------------------------------------------------------------------

Total assets                                                                $   1,261.9            $   1,404.2
--------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations         $      34.3            $      26.9
  Accounts payable                                                                 80.3                   81.8
  Accrued liabilities                                                              95.9                  110.7
--------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                       210.5                  219.4

Long-term notes payable and capital lease obligations                             712.5                  802.4
Indebtedness to related parties                                                    24.1                   35.7
Other non-current liabilities                                                      44.7                   44.3
--------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                 991.8                1,101.8
--------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
Preferred stock, no par value, 20.0 stock authorized,
  no stock issued or outstanding in 1999 and 1998                                     -                      -
Common stock, $0.01 par value, 100.0 stock authorized,
  stock issued and outstanding of 37.4 in 1999 and 37.2 in 1998                     0.4                    0.4
Additional paid-in capital                                                        273.6                  271.5
Retained earnings                                                                  11.6                   34.9
Accumulated other comprehensive income (loss)                                      (4.8)                   6.3
--------------------------------------------------------------------------------------------------------------------
                                                                                  280.8                  313.1
Less- treasury stock, at cost, 0.8 stock in 1999 and 1998                         (10.7)                 (10.7)
--------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        270.1                  302.4
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                  $   1,261.9            $   1,404.2
--------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                     $     770.7            $     857.5
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


HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------------
                                                                                          UNAUDITED
                                                            -------------------------------------------------------------
                                                            QUARTER ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
(IN MILLIONS)                                                       1999         1998             1999            1998
-------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $    (2.7)     $    1.9        $    (23.3)      $   50.4
  Reconciliation to net cash provided by operating activities:
    Depreciation and amortization                                  14.2          16.6              61.3           47.5
    Deferred income taxes                                          (5.0)         (0.6)            (15.8)           6.9
    Business acquisition and consolidation expenses                 2.3          12.0              20.1           12.7
    Business acquisition and consolidation payments                (1.7)         (1.7)             (9.5)          (8.7)
    Equity in income and write-down of an investment in
      affiliated companies                                          0.2            -               20.0           (0.5)
    Working capital changes and other                              37.3          16.9              80.9          (14.5)
-------------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                        44.6          45.1             133.7           93.8
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                             (8.9)        (24.9)            (35.6)         (66.5)
  Cash paid for the Clark-Schwebel Business, net of $5.0 of
    acquired cash                                                    -          (19.0)               -          (472.8)
  Advances to affiliated companies                                 (2.7)           -               (4.7)          (1.3)
  Dividends received from affiliated companies                       -            1.4                -             1.4
-------------------------------------------------------------------------------------------------------------------------
  Net cash used by investing activities                           (11.6)        (42.5)            (40.3)        (539.2)
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) of credit facilities, net                 (38.7)          5.1            (312.1)         459.7
  Proceeds (repayments) of long-term debt and capital lease
     obligations, net                                              (1.4)         (2.1)            222.2           (1.5)
  Debt issuance costs                                              (0.2)                          (11.0)         (10.3)
  Purchase of treasury stock                                         -             -                -            (10.0)
  Activity under stock plans                                        0.1           0.6               1.4            2.8
-------------------------------------------------------------------------------------------------------------------------
  Net cash provided (used) by financing activities                (40.2)          3.6             (99.5)         440.7
-------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents       (0.4)         (2.6)             (1.2)           3.2
-------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents               (7.6)          3.6              (7.3)          (1.5)
Cash and cash equivalents at beginning of period                    7.8           3.9               7.5            9.0
-------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                      $     0.2    $      7.5        $      0.2      $     7.5
-------------------------------------------------------------------------------------------------------------------------

CASH PAID FOR:
  Interest                                                    $     7.6    $      6.9        $     59.1      $    28.8
  Taxes                                                            10.0           6.7              17.7           26.4
-------------------------------------------------------------------------------------------------------------------------
